Exhibit 10.12

November     , 2020

[Name]

By [email]

Re:    Management Incentive Plan Payments Acceleration

Dear [Name]:

Advantage Solutions Inc. now known as ASI Intermediate Corp. (together with its subsidiaries and affiliates, including, without limitation, Advantage Sales & Marketing LLC, “Advantage”) has entered into an Agreement and Plan of Merger with, among others, Conyers Park II Acquisition Corp. (the “Transaction”). We are pleased to inform you that, in connection with the Transaction, payments under the Advantage Solutions Inc. Management Incentive Plan (the “Plan”) will be accelerated as described below, subject to the terms of this letter.

The Retention Incentive Payment that you would otherwise be eligible to receive in 2022, pursuant to that certain letter agreement by and between you and the Company dated September 3, 2019 (such letter agreement, the “Award Agreement”) will be paid be to you in a lump sum, less applicable withholdings, on or before December 11, 2020, rather than at the times and subject to the conditions set forth in the Award Agreement. The aggregate amount of your Retention Incentive Payment is $[            ].

By signing this letter, you acknowledge that your receipt of your Retention Incentive Payment as provided in this letter will satisfy all of Advantage’s obligations to you with respect to the Plan and the Award Agreement and that you will have no further right to receive any payment of any kind under the Plan, the Award Agreement or otherwise, including, without limitation, any Minimum Guaranteed Incentive Payment or any Retention Incentive Payment. Except as otherwise provided herein, the Award Agreement and the Plan remain in full force and effect.

Thank you for your continued contributions to Advantage. Please feel free to contact me if you have any questions.

Sincerely,

ASI Intermediate Corp.

Name:
Its:

[Signature Page to Management Incentive Plan Payments Acceleration Letter]

ACKNOWLEDGED AND AGREED TO BY:

Date:
[Name]

[Signature Page to Management Incentive Plan Payments Acceleration Letter]